PTC PREPARED REMARKS
FOURTH QUARTER FISCAL 2019
October 23, 2019

Please refer to the "Important Information About Our Operating and Non-GAAP Financial Measures" section of the press release posted with these prepared remarks for important information about our operating measures (including ARR, New Subscription ACV, License and Subscription Bookings, and Subscription % of Bookings), GAAP and non-GAAP definitions, and other important disclosures. Additional financial information is provided in the PTC Financial Data Tables posted with these prepared remarks to PTC's Investor Relations website at investor.ptc.com.

We adopted ASC 606 on October 1, 2018, which impacts our reported financial results, including the timing and classification of revenue. For comparability purposes, and unless otherwise specified, the amounts included in the commentary below refer to results under ASC 605 as shown in our financial statements, including the notes thereto.

Q4'19 ASC 605 Results vs. July 24, 2019 Guidance

Operating Measures	Guidance		Results
In millions	Q4'19 Low	Q4'19 High	Actual
License and Subscription Bookings	$135	$145	**$150**
Subscription ACV	$62	$67	**$70**
Subscription % of Bookings	93%	93%	**94%**

Financial Measures	GAAP Guidance		GAAP Results	Non-GAAP Guidance		Non-GAAP Results
In millions, except per share amounts	Q4'19 Low	Q4'19 High		Q4'19 Low	Q4'19 High	
Subscription Revenue	$183	$188	**$185**	$183	$188	**$185**
Perpetual Support Revenue	$98	$100	**$99**	$98	$100	**$99**
Total Recurring Revenue	**$281**	**$288**	**$284**	**$281**	**$288**	**$284**
Perpetual License Revenue	$9	$10	**$9**	$9	$10	**$9**
Total Software Revenue	**$290**	**$298**	**$293**	**$290**	**$298**	**$293**
Professional Services Revenue	$40	$40	**$42**	$40	$40	**$42**
Total Revenue	**$330**	**$338**	**$335**	**$330**	**$338**	**$335**
Operating Expense	$219	$220	**$213**	$189	$191	**$188**
Operating Margin	9%	11%	**11%**	21%	22%	**22%**
Effective Tax Rate[1]	50%	50%	**164%**	17%	16%	**13%**
EPS[1]	$0.09	$0.11	**($0.14)**	$0.42	$0.47	**$0.45**

[1] *Our tax provision for the fourth quarter and fiscal 2019 is based on estimates that are subject to final review.*

1

Key Highlights of Operating Measures

Operating Measures remain the same under ASC 606 and 605.

In millions	Q4'19	YoY	YoY CC	FY'19	YoY	YoY CC	Management Comments
License and Subscription Bookings	**$150**	0%	1%	**$472**	1%	4%	• Q4'19 bookings of $150M was $5M above the high end of our guidance due to above-plan results in our Core business and strong bookings in IoT and AR, including a mega deal with Rockwell Automation[2]. • Geographically, we saw strength across all our product lines in Americas and Japan regions with notable strength in Europe offset by weakness in the rest of APAC. • On Sept 5, 2019 we announced a revision to our reporting measures. We will no longer provide bookings but instead will provide ARR, which we believe provides a more comprehensive view of a subscription business.
Subscription ACV	**$70**	16%	18%	**$199**	13%	16%	• Q4'19 new subscription ACV of $70M was $3M above the high end of the guidance range due to the bookings performance described above.
Subscription % of Bookings	**94%**			**85%**			• Q4'19 subscription bookings mix of 94%, a 1,300 bps increase over the same period last year and our highest level of subscription bookings to date.

Key Highlights of Quarterly ASC 605 Financial Measures

All references are to GAAP revenue, unless otherwise noted.

We adopted ASC 606 on October 1, 2018, which impacts our reported financial results, including the timing and classification of revenue. The table below discusses our financial results as reported under ASC 605 for comparability purposes.

In millions, except per share amounts	Q4'19	YoY	YoY CC	Management Comments
Software Revenue	**$293**	2%	4%	• Software revenue growth of 4% YoY CC was driven by 11% CC growth in recurring software revenue. • Software revenue was negatively impacted by the 1,300 bps increase in subscription mix YoY. • 97% of Q4 software revenue was recurring, up from 91% in the same period last year.
Total Revenue	**$335**	7%	9%	• Total revenue growth accelerated to 9% YoY CC despite the subscription mix shift referenced above.
EPS:[3] **GAAP**	**($0.14)**	NM	NM	• GAAP EPS declined $0.25 YoY primarily due to the change in tax rate.
Non-GAAP	**$0.45**	1%	5%	• Non-GAAP EPS was in line with the midpoint guidance range and consistent with Q4'18.
Free Cash Flow	**$50**	13%	NA	• Operating cash flow was $55M in Q4. Free cash flow excludes $5M in capex in Q4.
Adjusted Free Cash Flow	**$54**	20%	NA	• Adjusted free cash flow excludes approximately $3M of cash payments related to our workforce realignment and headquarters relocation.

[2] *The mega deal from Rockwell Automation was issued to satisfy a portion of expected FY20 demand and will be credited against committed ACV minimums due in FY20 under the parties' strategic alliance agreement, as amended. Excluding the mega deal, bookings for the quarter were within the guidance range.*

[3] *Our tax provision for the fourth quarter and fiscal 2019 is based on estimates that are subject to final review.*

2

ASC 605 Software Revenue Performance by Group

All references are to GAAP revenue, unless otherwise noted.

We adopted ASC 606 on October 1, 2018, which impacts our reported financial results, including the timing and classification of revenue. The table below discusses our financial results as reported under ASC 605 for comparability purposes.

In millions	Q4'19	YoY	YoY CC	Management Comments
Solutions Software Revenue	**$252**	0%	3%	• Total solutions software revenue growth was driven by strength in recurring solutions software revenue, which grew 11% YoY CC. • Growth in recurring solutions software revenue was partially offset by a 1,700 bps increase in subscription mix.
IoT Software Revenue GAAP[4]	**$41**	11%	13%	• GAAP IoT software revenue growth is lower than non-GAAP due to the customer dispute settlement noted in the footnote below. • IoT non-GAAP software growth was driven by 33% YoY CC growth in non-GAAP Subscription IoT Software revenue. • Recurring IoT software revenue growth reflects continued strong new IoT bookings growth over the past several years.
Non-GAAP	**$41**	27%	28%	

ASC 605 Software Revenue Performance by Region

All references are to GAAP revenue, unless otherwise noted.

We adopted ASC 606 on October 1, 2018, which impacts our reported financial results, including the timing and classification of revenue. The table below discusses our financial results as reported under ASC 605 for comparability purposes.

In millions	Q4'19	YoY	YoY CC	Management Comments
Americas Software Revenue	**$133**	7%	7%	• Software revenue reflects notable strength in subscription revenue, which grew 24% YoY.
Europe Software Revenue	**$109**	6%	12%	• Europe revenue growth reflects strong subscription revenue growth, despite a 700 bps increase in the subscription mix in Q4'19 compared to Q4'18.
APAC Software Revenue	**$50**	(16%)	(16%)	• APAC software revenue declined due to a 92% decline in perpetual software revenue associated with the end of life of perpetual license sales in the region. • Recurring software revenue grew 15% YoY in CC despite a 4,400 bps increase in subscription mix.

[4] *Our GAAP revenue growth rates include the impact of a settlement of a customer dispute concerning a professional services receivable. The settlement, reached in September 2018, included partial payment of the receivable and new software purchases. The net revenue write-down recorded in the fourth quarter of fiscal 2018 was $9 million, comprised of a $14 million services revenue write-down, partially offset by subscription revenue of $5 million. The impact of the settlement was excluded from our 2018 non-GAAP earnings and we have excluded these amounts from 2018 results when calculating our Non-GAAP growth rates.*

3

ASC 605 Operating Performance

We adopted ASC 606 on October 1, 2018, which impacts our reported financial results, including the timing and classification of revenue. The table below discusses our financial results as reported under ASC 605 for comparability purposes.

In millions	Q4'19	Management Comments
Operating Expense: **GAAP** **Non-GAAP**	 $213 $188	• GAAP operating expense was $6M below guidance due to $12M lower stock-based compensation expense related to performance-based awards, partially offset by a $6M increase in restructuring charges associated with our prior headquarters lease. • Non-GAAP operating expense was slightly below our guidance range due primarily to efficient cost management.
Operating Margin: **GAAP** **Non-GAAP**	 11% 22%	• GAAP operating margin was within our guidance range. • Non-GAAP operating margin was within our guidance range and increased 100 bps YoY.
Effective Tax Rate[5]: **GAAP** **Non-GAAP**	 164% 13%	• GAAP tax was above the guidance rate of 50% was due to certain discrete items. • Non-GAAP tax rate was below the low end of the guidance range due to certain discrete items.

Other Highlights in Quarterly and Annual Operating Performance

- FY'19 operating cash flow was $285 million. FY'19 free cash flow was $221 million FY'19 adjusted free cash flow was $245 million, $15 million below our guidance due to several one-time items including:
  - An $6 million Fx impact,
  - Timing of collections - $5 million of collections were received on October 1st vs. September 30th, and
  - $6 million worth of taxes primarily associated with increased invoicing for which taxes were paid in advance of collection.

- Cash, cash equivalents, and marketable securities totaled $327 million as of September 30, 2019. We repurchased approximately 378,000 shares in Q4'19 and 1.4 million shares for FY'19, spending $25 million and $115 million, respectively. Additionally, we repaid $30 million on our revolving credit facility in Q4'19. In Q3 of fiscal 2019, we also retired 3 million shares at no cost related to the ASR initiated in the fourth quarter of fiscal 2018.

- As of September 30, 2019, gross borrowings totaled $673 million, including $500 million of senior notes and $173 million outstanding under our revolving credit facility. Under our revolving credit facility, our leverage covenant is limited to 4.5 times adjusted EBITDA. Further, if our leverage covenant ratio exceeds 3.25 times adjusted EBITDA, our stock repurchases are limited to $100 million in a year. Our leverage ratio at the end of Q4'19 was 1.7. As of September 30, 2019, we had approximately $512 million available to borrow under the credit facility.

- Effective January 1, 2019, new software licenses are available globally only by subscription, with the primary exception being Kepware.

New Reporting Metrics

We announced new reporting metrics on September 5, 2019. Beginning in Q4'19 we revised our ARR definition. ARR represents the annualized value of our portfolio of recurring customer arrangements as of the end of the reporting period, including subscription software, cloud, and support contracts. This is a change from our prior definition where ARR was based on the annualized value of quarterly reported recurring revenue under ASC 605.

We believe ARR is a valuable operating metric to measure the health of a subscription business because it captures:
- Expected subscription and support cash generation from existing customer run rate, expansions and from new customers
- Churn (gross churn net of pricing)

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[5] *Our tax provision for the fourth quarter and fiscal 2019 is based on estimates that are subject to final review.*

4

Because this measure represents the annualized value of recurring customer contracts as of the end of a reporting period, ARR does not represent revenue for any particular period or remaining revenue that will be recognized in future periods.

FY'19 Supplemental Free Cash Flow Model

	FY'19		FY'19	
ARR	**1,116**	**1,116**	**1,116**	**1,116**
YoY	10%	10%	10%	10%
ARR at guidance rate	**1,134**	**1,134**	**1,134**	**1,134**
YoY growth at guidance Fx rate	12%	12%	12%	12%

	FY'19 ASC 605		FY'19 ASC 606	
	GAAP	Non-GAAP	GAAP	Non-GAAP
Perpetual license revenue	72	72	71	71
Professional services revenue	161	161	168	168
Cash generation	**1,349**	**1,349**	**1,355**	**1,355**
Cost of revenue	(318)	(279)	(325)	(286)
Operating expenses	(892)	(739)	(867)	(715)
Subtotal expenses	(1,210)	(1,018)	(1,192)	(1,001)
Contribution margin	139	331	163	354
Contribution margin %	**10%**	**25%**	**12%**	**26%**
Depreciation	27	27	27	27
Capex[6]	(64)	(64)	(64)	(64)
Other income and expense	(43)	(43)	(43)	(43)
Cash taxes	(39)	(39)	(39)	(39)
Other[7]	225	33	201	10
Total other items impacting cash flow	106	(86)	82	(109)
Adjusted free cash flow (FCF)	**245**	**245**	**245**	**245**
Net cash provided by operating activities	285	285	285	285
Capex	(64)	(64)	(64)	(64)
Free cash flow	221	221	221	221
Restructuring payments	(25)	(25)	(25)	(25)
Adjusted free cash flow (FCF)	245	245	245	245

[6] *Capex of $44 million in the September 5, 2019 8-K filing was net of landlord cash incentives related to 121 Seaport leasehold improvements. Capex is gross of these credits which are included in "Other".*

[7] *Includes Fx, changes in working capital, and for GAAP figures, includes stock-based compensation and amortization of intangibles.*

5

Fiscal 2020 Outlook

Fiscal 2020 Operational Outlook

Our fiscal 2020 operational outlook includes the following general considerations:

- ARR guidance:
  - Allows for potential impact of moderate weakening of macroeconomic conditions
  - Onshape contribution of approximately 100 bps of incremental growth
  - Contribution from ramp deals and deals with FY'20 start dates
  - Modest improvement to churn
- FCF and adjusted FCF guidance reflects:
  - Operating cash flow of $248M - $268M
  - $30M of Capex
  - $37M of restructuring and headquarters relocation charges[8]
  - Short-term impacts of $65M including:
    - $25M of incremental interest expense related to the Onshape acquisition
    - $25M of higher cash taxes driven by the timing of ASC606 revenue recognition
    - $15M of negative impact due to Fx

In millions	**Other Financial Metrics**
ARR	$1,245 - $1,280
YoY in CC	***12% - 15%***
Free cash flow	$218-$238
YoY in CC	***(1%) - 8%***
Adjusted free cash flow	$255-$275
YoY in CC	***4% - 12%***



$320-$340M
$65M
$245M
$255-$275M
FY'19A
FY'20E
FY'19 Actuals
FCF Short-term Impacts
Adjusted FCF

As outlined above in our FY'20 outlook there are several items negatively impacting free cash flow near-term. However, we do not believe these impacts will materially affect our long-range plan for FY'24 FCF. We plan to pay off the debt associated with the Onshape acquisition by the first half FY'22. We will be suspending the share repurchase program for one year to accelerate the debt repayment. We expect the higher cash taxes in FY'20, driven by the timing of revenue recognition under ASC 606, to be offset in future years and neutral to the FY'24 FCF target. We will share more details regarding the impact the Onshape acquisition will have on our long-range plan on November 18, 2019.

Fiscal 2020 Financial Outlook

Our fiscal 2020 financial outlook includes the following general considerations:

- The Onshape acquisition (excluding the impact of purchase accounting and acquisition-related costs).
- Operating expenses are expected to grow roughly 9%, slightly elevated due to the Onshape acquisition. We expect the run-rate to decline in the back half of FY'20.
- Allows for potential impact of moderate weakening of macroeconomic conditions
- Based on Fx rates as of September 30, 2019.
- Sharecount will be roughly flat compared to FY'19. We are suspending the share repurchase program for one year to accelerate debt repayment.
- ASC 606 creates quarterly and annual volatility for on-premise subscription companies due to factors that affect revenue recognition such as:
  - Term length for new and renewal bookings
  - Contract start-date timing
  - Quarterly spread of new and renewal bookings
  - Support to subscription conversions
  - Potential future changes to revenue recognition for certain products as they become further cloud enabled
- As such, we are providing a wide range on revenue and EPS.

[8] *Adjusted free cash flow excludes $37 million of estimated restructuring payments related primarily to our workforce realignment associated with expected synergies and operational efficiencies related to the Onshape acquisition, and headquarters relocation.*

6

For fiscal year ending September 30, 2020, the company expects: In millions except per share amounts GAAP Non-GAAP(1) Revenue $1,410-$1,510 $1,410-$1,510 Effective tax rate 20% 19% Diluted shares outstanding 116 116 Diluted earnings per share $0.59-$1.22 $1.95-$2.60 (1) The FY’20 non-GAAP revenue and non-GAAP EPS guidance exclude the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected). In millions FY’20 Restructuring charges $25 Intangible asset amortization expense $49 Stock-based compensation expense $119 Total Estimated Pre-Tax GAAP adjustments $193 Estimates for the effect of acquisition accounting on fair value of acquired deferred revenue, intangible amortization and acquisition- related charges related primarily to the Onshape acquisition are not reflected in the FY’20 revenue and EPS guidance table above. 7

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
GAAP revenue	$ 335,004	$ 334,828	$ 312,521
Fair value adjustment of acquired deferred subscription revenue	-	-	75
Fair value adjustment of acquired deferred services revenue	192	192	223
Settlement adjustment - subscription revenue (2)	-	-	(5,250)
Settlement adjustment - services revenue (2)	-	-	14,546
Non-GAAP revenue	$ 335,196	$ 335,020	$ 322,115
GAAP gross margin	$ 249,587	$ 251,070	$ 234,395
Fair value adjustment of acquired deferred revenue	192	192	298
Settlement adjustment - revenue (2)	-	-	9,296
Fair value adjustment to deferred services cost	(88)	(88)	(91)
Stock-based compensation	3,152	3,152	3,413
Amortization of acquired intangible assets included in cost of revenue	6,874	6,874	6,677
Non-GAAP gross margin	$ 259,717	$ 261,200	$ 253,988
GAAP operating income	$ 46,551	$ 37,640	$ 11,541
Fair value adjustment of acquired deferred revenue	192	192	298
Settlement adjustment - revenue (2)	-	-	9,296
Fair value adjustment to deferred services cost	(88)	(88)	(91)
Stock-based compensation	14,792	14,792	30,924
Amortization of acquired intangible assets included in cost of revenue	6,874	6,874	6,677
Amortization of acquired intangible assets	6,055	6,055	7,784
Acquisition-related and other transactional charges included in general and administrative costs	1,895	1,895	135
Restructuring and other charges, net	5,650	5,650	1,918
Non-GAAP operating income (1)	$ 81,921	$ 73,010	$ 68,482
GAAP net income (loss)	$ 9,826	$ (15,944)	$ 13,191
Fair value adjustment of acquired deferred revenue	192	192	298
Settlement adjustment - revenue (2)	-	-	9,296
Fair value adjustment to deferred services cost	(88)	(88)	(91)
Stock-based compensation	14,792	14,792	30,924
Amortization of acquired intangible assets included in cost of revenue	6,874	6,874	6,677
Amortization of acquired intangible assets	6,055	6,055	7,784
Acquisition-related and other transactional charges included in general and administrative costs	1,895	1,895	135
Restructuring and other charges, net	5,650	5,650	1,918
Income tax adjustments (3)	29,317	32,673	(16,843)
Non-GAAP net income	$ 74,513	$ 52,099	$ 53,289
GAAP diluted earnings (loss) per share	$ 0.08	$ (0.14)	$ 0.11
Fair value adjustment of acquired deferred revenue	-	-	-
Settlement adjustment - revenue (2)	-	-	0.08
Stock-based compensation	0.13	0.13	0.26
Amortization of acquired intangibles	0.11	0.11	0.12
Acquisition-related and other transactional charges	0.02	0.02	-
Restructuring and other charges, net	0.05	0.05	0.02
Income tax adjustments	0.25	0.28	(0.14)
Non-GAAP diluted earnings per share	$ 0.64	$ 0.45	$ 0.45
GAAP diluted weighted average shares outstanding	115,897	115,025	119,580
Dilutive effect of stock-based compensation plans	-	872	-
Non-GAAP diluted weighted average shares outstanding	115,897	115,897	119,580

(1) Operating margin impact of non-GAAP adjustments:

	Three Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
GAAP operating margin	13.9%	11.2%	3.7%
Fair value adjustment of acquired deferred revenue	0.1%	0.1%	0.1%
Settlement adjustment - revenue (2)	0.0%	0.0%	2.4%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%
Stock-based compensation	4.4%	4.4%	9.9%
Amortization of acquired intangibles	3.9%	3.9%	4.6%
Acquisition-related and other transactional charges	0.6%	0.6%	0.0%
Restructuring and other charges, net	1.7%	1.7%	0.6%
Non-GAAP operating margin	24.4%	21.8%	21.3%

(2) Our Q4'18 and FY'18 GAAP revenue results include the impact of a settlement of a customer dispute concerning a professional services receivable. The settlement, reached in September 2018, included partial payment of the receivable and new software purchases. The net revenue write-down recorded in the fourth quarter of 2018 was $9.3 million, comprised of a $14.5 million services revenue write-down, partially offset by new subscription revenue of $5.2 million. We have excluded these amounts from our Non-GAAP results.

(3) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2019 and 2018 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. The fourth quarter of 2018 excludes the GAAP benefit of a $3 million valuation allowance release in a foreign jurisdiction as the jurisdiction was profitable on a non-GAAP basis.

8

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Twelve Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
GAAP revenue	$ 1,255,631	$ 1,311,494	$ 1,241,824
Fair value adjustment of acquired deferred subscription revenue	66	66	341
Fair value adjustment of acquired deferred services revenue	721	721	929
Settlement adjustment - subscription revenue [2]	-	-	(5,250)
Settlement adjustment - services revenue [2]	-	-	14,546
Non-GAAP revenue	$ 1,256,418	$ 1,312,281	$ 1,252,390
GAAP gross margin	$ 930,253	$ 993,340	$ 915,322
Fair value adjustment of acquired deferred revenue	787	787	1,270
Settlement adjustment - revenue [2]	-	-	9,296
Fair value adjustment to deferred services cost	(308)	(308)	(384)
Stock-based compensation	11,939	11,939	11,525
Amortization of acquired intangible assets included in cost of revenue	27,306	27,306	26,706
Non-GAAP gross margin	$ 969,977	$ 1,033,064	$ 963,735
GAAP operating income	$ 63,042	$ 101,620	$ 72,613
Fair value adjustment of acquired deferred revenue	787	787	1,270
Settlement adjustment - revenue [2]	-	-	9,296
Fair value adjustment to deferred services cost	(308)	(308)	(384)
Stock-based compensation	86,400	86,400	82,939
Amortization of acquired intangible assets included in cost of revenue	27,306	27,306	26,706
Amortization of acquired intangible assets	23,841	23,841	31,350
Acquisition-related and other transactional charges included in general and administrative costs	3,110	3,110	1,853
Restructuring and other charges, net	51,114	51,114	3,764
Non-GAAP operating income [1]	$ 255,292	$ 293,870	$ 229,407
GAAP net income (loss)	$ (27,460)	$ 2,979	$ 51,987
Fair value adjustment of acquired deferred revenue	787	787	1,270
Settlement adjustment - revenue [2]	-	-	9,296
Fair value adjustment to deferred services cost	(308)	(308)	(384)
Stock-based compensation	86,400	86,400	82,939
Amortization of acquired intangible assets included in cost of revenue	27,306	27,306	26,706
Amortization of acquired intangible assets	23,841	23,841	31,350
Acquisition-related and other transactional charges included in general and administrative costs	3,110	3,110	1,853
Restructuring and other charges, net	51,114	51,114	3,764
Income tax adjustments [3]	29,719	11,816	(37,581)
Non-GAAP net income	$ 194,509	$ 207,045	$ 171,200
GAAP diluted earnings (loss) per share	$ (0.23)	$ 0.03	$ 0.44
Fair value adjustment of acquired deferred revenue	0.01	0.01	0.01
Settlement adjustment - revenue [2]	-	-	0.08
Stock-based compensation	0.73	0.73	0.70
Amortization of acquired intangibles	0.43	0.43	0.49
Acquisition-related and other transactional charges	0.03	0.03	0.02
Restructuring and other charges, net	0.43	0.43	0.03
Income tax adjustments	0.25	0.10	(0.32)
Non-GAAP diluted earnings per share	$ 1.64	$ 1.74	$ 1.45
GAAP diluted weighted average shares outstanding	117,724	118,714	118,158
Dilutive effect of stock-based compensation plans	990	-	-
Non-GAAP diluted weighted average shares outstanding	118,714	118,714	118,158

(1) Operating margin impact of non-GAAP adjustments:

	Twelve Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
GAAP operating margin	5.0%	7.7%	5.8%
Fair value adjustment of acquired deferred revenue	0.1%	0.1%	0.1%
Settlement adjustment - revenue [2]	0.0%	0.0%	0.6%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%
Stock-based compensation	6.9%	6.6%	6.7%
Amortization of acquired intangibles	4.1%	3.9%	4.7%
Acquisition-related and other transactional charges	0.2%	0.2%	0.1%
Restructuring and other charges, net	4.1%	3.9%	0.3%
Non-GAAP operating margin	20.3%	22.4%	18.3%

(2) Our Q4'18 and FY'18 GAAP revenue results include the impact of a settlement of a customer dispute concerning a professional services receivable. The settlement, reached in September 2018, included partial payment of the receivable and new software purchases. The net revenue write-down recorded in the fourth quarter of 2018 was $9.3 million, comprised of a $14.5 million services revenue write-down, partially offset by new subscription revenue of $5.2 million. We have excluded these amounts from our Non-GAAP results.

(3) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2019 and 2018 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. The fourth quarter of 2018 excludes the GAAP benefit of a $3 million valuation allowance release in a foreign jurisdiction as the jurisdiction was profitable on a non-GAAP basis and a non-cash benefit of approximately $12 million related to the enactment of the Tax Cuts and Jobs Act.

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Important Disclosures Important Information About Our Operating and Non-GAAP Financial Measures PTC provides non-GAAP supplemental information to its financial results. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non- GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on our financial results and such items often recur. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results. Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: fair value of acquired deferred revenue, fair value adjustment to deferred services cost, stock-based compensation, amortization of acquired intangible assets, acquisition- related and other transactional charges included in general and administrative costs, restructuring and headquarters relocation charges, and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018. PTC also provides information on “free cash flow” and “adjusted free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 50% of our free cash flow to shareholders via stock repurchases. Free cash flow is net cash provided by (used in) operating activities less capital expenditures; adjusted free cash flow is free cash flow excluding restructuring payments and certain identified non-ordinary course payments. Free cash flow and adjusted free cash flow are not measures of cash available for discretionary expenditures. Forward-Looking Statements Statements in this press release that are not historic facts, including statements about our future financial and growth expectations and targets, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate due to, among other factors, the geopolitical environment, including the focus on technology transactions with non-U.S. entities and potential expanded prohibitions, and ongoing trade tensions and tariffs; our businesses, including our Internet of Things (IoT) and Augmented Reality businesses, may not expand and/or generate the revenue we expect if customers are slower to adopt those technologies than we expect or adopt competing technologies; bookings associated with minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; the Onshape acquisition may not close when or as we expect and may not provide the competitive benefit we expect; we may be unable to generate sufficient operating cash flow to repay the Onshape debt when or as we expect or to return 50% of free cash flow to shareholders and other uses of cash or our credit facility limits or other matters could preclude such repayments or share repurchases; we may be unable to expand our outstanding credit facility as we expect, which could adversely affect our liquidity and our credit rating; we may be unable to expand our partner ecosystem as we expect; and our partners may not generate the revenue we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. 10